EXHIBIT 3-B
                              BY-LAWS OF
                        SANDERSON FARMS, INC.
                  (As restated on October 27, 1994)

     Article I. Name and the Location.
     Section  1.    The name of this corporation shall be Sanderson Farms, Inc.
     Section 2.     Its principal office shall be located in Laurel,
Mississippi.
     Section 3. Other offices for the transaction of business shall be located in such other places as the Board of Directors may from time to time determine.
     Article II.  Capital Stock.
     Section 1. The amount of capital stock shall be such amount as is authorized by the Articles of Incorporation.
     Section 2. All certificates of stock shall be signed by the Chairman of the Board, the President and the Secretary and shall be sealed with the corporate seal. Such signatures and seal may be facsimile if the certificate is signed by the corporation's transfer agent or registrar.
     Section 3. Treasury stock shall be held by the corporation subject to disposition by the Board of Directors and shall neither be voted nor participate in dividends.
     Section 4. Transfers of stock shall be made only on the books of the corporation or the books of the duly appointed transfer agent; an old certificate, properly endorsed, shall be surrendered and cancelled before a new certificate is issued.
     Section 5. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof of affidavit of such loss or destruction; and upon the giving of satisfactory security, by bond or otherwise (if the Board of Directors so requires), against loss to the corporation.
     Article III.    Stockholder meetings
     Section 1. The annual meeting of stockholders shall be held each year on such day in the month of February, or in such other month, as the Board of Directors shall determine, at the principal office of the corporation or at such other suitable place, within or without the State of Mississippi, and at such convenient time as may be determined by the Board of Directors. At the annual meeting the stockholders shall elect directors to serve until their successors have been elected and have qualified.
     Section 2. A special meeting of the stockholders, to be held at any place at which the annual stockholders' meeting may be held, may be called at any time by the Chairman, the Vice Chairman (if appointed), the President or the Board of Directors. It shall be the duty of the Chairman, the Vice Chairman (if appointed), the President or the Board of Directors to call such a meeting whenever so requested or demanded by one or more stockholders holding 10% or more of all the shares entitled to vote on any issue proposed to be considered at the special meeting.
     Section 3. Notice of the place, day and hour of all annual and special stockholders' meetings shall be given by the Secretary of the corporation to each stockholder entitled to vote at the meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting by mailing said notice, with postage thereon prepaid, to the address of such stockholder appearing on the stock records of the corporation. In the case of a special meeting, the notice shall also state the purpose or purposes for which the meeting is called.
     Section 4. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to demand a special meeting or to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may fix the record date for such purpose, but such record date may not be more than seventy (70) days before the meeting or action requiring a determination of stockholders.
If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to demand a special meeting or to receive payment of a dividend, or for any other proper purpose, the close of business on the day before the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred, twenty (120) days after the date fixed for the original meeting.
     Section 5. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, no later than two (2) business days after notice of the meeting is given for which the list was prepared, an alphabetical list of the names of all its stockholders entitled to notice of a stockholders' meeting.  The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of
and number of shares held by each stockholder.   Such list shall be available
at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be available at the place identified in the meeting notice in the city where the meeting will be held and shall be subject to the inspection of any
stockholder continuously through the meeting.   The original stock transfer
books shall be prima facie evidence as to who are stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.
     Section 6. The Chairman of the Board shall preside at all stockholder meetings. In the event the Chairman is unable to preside, the next available officer shall be authorized to preside in this order: Vice Chairman (if appointed), President, Executive Vice President (if appointed), Vice
President (by seniority if more than one is appointed), Secretary or
Treasurer.
     Section 7. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of preferred stock are limited or denied by the Articles of Incorporation, the Board of Directors or as permitted by law.
     Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.
     A stockholder may vote either in person or by proxy appointed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
     Shares standing in the name of another corporation, domestic or foreign but not a corporation the majority of the outstanding shares of which are owned, directly or indirectly, by this corporation, may be voted by any duly elected officer, or any duly appointed agent, in person or by proxy, or as the Board of Directors of this corporation may otherwise determine.
     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares
into his name.   Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.
     Section 8. A majority of the votes represented in person or by proxy entitled to be cast on a matter by the voting stockholders shall constitute a quorum for the transaction of business at a meeting of stockholders. If a quorum exists, action on a matter (other than the election of directors) by the stockholders shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, the By-laws or the law requires a greater number of affirmative votes.
     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
     An amendment to the Articles of Incorporation that adds, changes or deletes a greater quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.
     Directors shall be elected at such annual meeting of stockholders at which their terms expire or at any special meeting of stockholders called for that purpose by the affirmative vote of a majority, and not a plurality, of the shares entitled to vote and represented, in person or by proxy, at such meeting at which a quorum is present. There shall be no cumulative voting.
     Section 9. Nominations by stockholders for the election of directors may be made by stockholders from the floor at any annual or special meeting of stockholders called for the election of directors if timely written notice of such nominations has been given to the Secretary of the corporation. To be timely, such notice must be received at the principal office of the corporation not later than the close of business on the 15th day following the day on which notice of the date of the meeting is given or made to stockholders in accordance with these bylaws. A stockholder's notice to the Secretary must set forth or be accompanied by (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed by such stockholder pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect; (v) the consent of each nominee to serve as a director of the corporation if elected; and (vi) a representation signed by each proposed nominee that states that such nominee meets all of the qualifications set forth in Article IV of these bylaws.
     Section 10. Only business properly brought before stockholders' meetings in accordance with these bylaws shall be conducted at such meetings. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly before the meeting by or at the direction of the Board of Directors, or (c) otherwise (i) properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, and (ii) constitute a proper subject to be brought before such meeting. Any stockholder who wishes to bring a matter (other than the election of directors) before a meeting of stockholders and is entitled to vote on such matter must deliver written notice of said stockholder's intent to bring such matter before the meeting of stockholders so that such notice is received by the Secretary no later than the close of business on the 15th day following the date on which notice of the date of the meeting is given or made to stockholders in accordance with these bylaws.
     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder intending to propose such business, (c) the class and number of shares of stock of the Corporation beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare such to the meeting and any such business not properly brought before the meeting shall not be transacted.
     Section 11. Action required or permitted to be taken at a stockholders' meeting may be taken without a meeting if the action is taken by all the
stockholders entitled to vote on the action.   The action must be evidenced by
one or more written consents describing the action taken, signed by all the stockholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.
     If not otherwise set by the Board of Directors, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder signs the written consent.
     A consent signed under this section has the effect of a meeting vote and may be described as such in any document.
     Article IV. Directors.
     Section 1. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation, which shall consist of nine (9) members, at least two (2) of whom shall be independent directors. For purposes of this Section, "independent director" shall mean a person other than an officer or employee of the corporation or its affiliates or any other individual having a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Directors must be at least twenty-one (21) years of age and be citizens of the United States, although directors need not be stockholders of the corporation or residents of the state of Mississippi.
     The Board of Directors shall appoint a Chairman who shall preside at meetings of the Board of Directors and of stockholders and shall have such other duties as may from time to time be assigned to the Chairman by the Board of Directors. Each director shall receive such compensation for his services as may, by the Board of Directors, be determined from time to time.
     The terms of directors shall be staggered by dividing the total number of directors into three (3) classes, with each class containing one-third (1/3), or as close to one-third (1/3) as possible, of the total. With respect to directors who are elected at the first annual stockholders' meeting where a classified Board of Directors is elected, the terms of directors in the first class shall expire at the first annual stockholders' meeting after their election, the terms of the second class shall expire at the second annual stockholders' meeting after their election, and the terms of the third class shall expire at the third annual stockholders' meeting after their election.
At each annual stockholders' meeting held after such first meeting, directors shall be chosen for a term of three (3) years to succeed those whose terms expire.
     A decrease in the number of directors does not shorten an incumbent director's term. A director elected to fill a vacancy, whether such director is elected by the stockholders or the Board of Directors, shall serve for the unexpired portion of the term of the vacancy which is being filled. Despite the expiration of a director's term, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.
     Section 2.     The directors shall hold five (5) regular meetings, four
(4) of which shall be held on such quarterly dates as the Board or the
Chairman shall determine from time to time, and shall be held at the principal office of the corporation in Laurel, Mississippi, or at such other place, within or without the State of Mississippi, as may be determined by the Chairman of the Board. The remaining one (1) regular meeting shall be held immediately after, and at the same place as, the annual meeting of stockholders.
     Section 3. Special meetings of the Board of Directors, to be held at the principal office of the corporation in Laurel, Mississippi, or at such other place, within or without the State of Mississippi, as may be determined by the Board or the Chairman, may be called by the Chairman or by any two members of the Board of Directors.
     Section 4. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
     Section 5. Notice as to date, time and place of all regular and special meetings of the directors shall be given to each director, by the Secretary, at least two (2) days prior to the time fixed for the meeting.
Such notice shall be given in any manner to each director at his usual address or location and shall be deemed to be delivered, if mailed, when deposited four (4) days prior to the time fixed for the meeting in the United States mail, so addressed, with postage thereon prepaid. A director's attendance at or participation in a meeting shall constitute a waiver of any required notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not hereafter vote for or assent to action taken at the meeting.
     Section 6. A quorum for the transaction of business at any regular or special meeting of the directors shall consist of a majority of the number of directors fixed by these Bylaws.
     Section 7. The directors shall appoint the officers of the corporation and fix the salary of the Chairman of the Board and the President; the President, or in the absence of the President the directors, shall fix the salaries of all other officers. Appointment of officers shall be made at the directors' meeting following each annual stockholders' meeting.
     Section 8. Any vacancy on the Board of Directors resulting from the removal of a director as provided in the Articles of Incorporation shall be filled by the stockholders; provided that, if the stockholders fail to fill any such vacancy within ninety  (90)  days after the date that the director was removed, then the Board of Directors may fill such vacancy. If a vacancy occurs on the Board of Directors for reasons other than removal by stockholders, including a vacancy resulting from an increase in the number of
directors:   (a) the stockholders may fill the vacancy; (b) the Board of
Directors may fill the vacancy; or (c) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
     A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.
     Section 9. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Articles of Incorporation or the By-laws require the vote of a greater number of directors.
     Section 10. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless: (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (b) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.
     Section 11. Any action required or permitted to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.
     Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.
     A consent signed under this section has the effect of a meeting vote and may be described as such in any document.
     Section 12. A director may resign at any time by delivering written notice to the Board of Directors, its Chairman or to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.
     The stockholders may remove one or more directors with or without cause unless otherwise provided by the Articles of Incorporation. The removal of any director of the corporation elected or appointed by the stockholders of the corporation or by its Board of Directors shall be effected only by the vote of not less than two-thirds (2/3) of the total outstanding Common Stock. Notwithstanding the foregoing, these voting requirements for director removal shall not apply to any director elected by any class (other than Common Stock) or series which may be or become entitled to elect a director voting as a separate class or series, and the removal of such a director shall be governed by the provisions relating to that class or series.
     A director may be removed by the stockholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.
     Section 13. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two (2) or more members, who serve at the pleasure of the Board of Directors.
     The creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when the action is taken.
     Prior to the annual meeting of stockholders, the Board of Directors shall appoint a director nominating committee consisting of three directors serving current terms, at least one of whom shall be an independent director. The committee shall consider candidates for the class of directorships to be filled at the meeting and shall submit a slate of candidates or nominees for Board approval and inclusion in the corporate proxy materials for the annual meeting and for vote by the stockholders at the annual meeting. Such submission shall be deemed a nomination of each person named. The committee may recommend one or more than one candidate or nominee for each vacancy to be filled. Where a vacancy on the Board of Directors exists that is to be filled by the Board of Directors, a director nominating committee shall also be appointed by the Board of Directors to consider and submit a slate of candidates or nominees for vote by the directors.
     The provisions of the By-laws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well.
     To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors.
     A committee may not, however: (a) authorize distributions; (b) approve or propose to stockholders action that requires approval by stockholders; (c)
fill vacancies on committees of the Board of Directors; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal by-laws; (f) approve a plan of merger not requiring stockholder approval; (g) authorize or approve reacquisition of shares except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.
     The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct required by law.
     Section 14. Each director shall discharge his duties as a director, including his duties as a member of a committee: (a) in good faith; (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (c) in a manner he reasonably believes to be in the best interests of the corporation.
     In discharging his duties a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by: (a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or (c) a committee of the Board of Directors of which he is not a member if the director reasonably believes the committee merits confidence.
     Article V. Officers.
     Section 1. The officers of this corporation shall be a Chairman of the Board, a Vice Chairman of the Board (if appointed by the Board at its discretion), a President, an Executive Vice President (if appointed by the Board at its discretion), one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall be appointed for the term of one (1) year, and shall hold office until their successors are duly elected and qualified.
     Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors or by the officers duly appointed by
the Board  of  Directors.    Any  two  or  more  offices  may  be
simultaneously held by the same person.
     Section 2. The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. Officers of the corporation may also be appointed by the Board of Directors to serve until the next annual meeting, when a new office is created by amendment to, or restatement of, these By-Laws or, in the absence of a resignation, when an incumbent officer cannot perform the duties conferred upon him by reason of absence or inability or unfitness to carry out said duties. The appointment of an officer shall
not itself create contract rights.   Officers shall serve at the pleasure of
the Board of Directors.
     Section 3.     An officer may resign at any time by delivering notice to
the corporation.   A resignation  is effective when the notice is delivered
unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, it may fill the pending vacancy before the effective date if the successor does not take office until the effective date. An officer's resignation shall not affect the corporation's contract rights, if any, with the officer.
     Section 4. Any officer appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall not affect the contract rights with the corporation, if any, of the officer so removed. Any office or assistant officer, if appointed by another officer, may likewise be removed by such officer.
     Section 5. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of
Directors for the unexpired portion of the term.
     Section 6. The Chairman of the Board shall preside at all directors' meetings; shall sign all stock certificates (which signature may be by facsimile as provided in Article II, Section 2, of these By-laws); and shall have authority to sign on behalf of the corporation, bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents of every nature and kind, to issue checks or otherwise draw upon the deposits or credits of the corporation, excepting dividends, and to do such other acts not specifically enumerated herein and which are not inconsistent with the purposes of the business of the corporation and its charter authority or not otherwise specifically delegated to any other officer.
     Section 7. The Vice Chairman of the Board (if appointed by the Board at its discretion) shall perform all the duties of the Chairman of the Board at such times as the Chairman is unable to perform the duties conferred upon him by reason of absence or inability or unfitness to carry out said duties. The Vice Chairman shall further perform such duties as may be directed to him by the Chief Executive Officer or by the Board of Directors.
     Section 8. The President shall be the chief executive officer of the corporation. He shall sign all stock certificates (which signature may be by facsimile as provided in Article II, Section 2, of these By-laws) and shall perform all of the duties of the Chairman of the Board at such times as the Chairman or Vice Chairman (if appointed) is unable to perform the duties conferred upon him by reason of absence or inability or unfitness to carry out said duties. He shall have general supervision over the affairs of the corporation; shall perform the duties generally conferred upon the chief executive officer of a corporation, including the authority to conduct the affairs of the corporation and to carry out the policies thereof; and shall have authority to sign on behalf of the corporation, bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents of every nature and kind, to issue checks or otherwise draw upon the deposits or credits of the corporation, excepting dividends, to extend credit to persons and in amounts as he may deem advisable, and to do such other acts not specifically enumerated herein and which are not inconsistent with the purposes of the business of the corporation and its charter authority or not otherwise specifically delegated to any other officer. He shall have general charge of the office and the plant or plants of the corporation, with authority to employ and terminate such office assistants and employees as he may deem advisable and necessary, and to fix and pay salaries for such
employment.   The President shall further perform such duties as may be
directed to him by the Board of Directors and shall have authority to delegate any of the duties herein set forth.
     Section 9. The Executive Vice President (if appointed by the Board at its discretion) shall perform all the duties of the President at such times as the President is unable to perform the duties conferred upon him by reason of absence or inability or unfitness to carry out said duties. The Executive Vice President shall further perform such duties as may be directed to him by the President or by the Board of Directors.
     Section 10. The Vice President(s) shall perform such duties as may be directed to him(them) by the President or by the Board of Directors.
     Section 11. The Secretary shall issue notices of all directors' and stockholders' meetings, and shall attend and keep the minutes of the same; shall have charge of all corporate books, records and papers; shall be the custodian of the corporate seal; shall authenticate records of the corporation; shall attest with his signature and impress with the corporate seal all stock certificates (which signature and seal may be facsimile as provided in Article II, Section 2, of these By-laws) and written contracts of the corporation, but such attestation shall not be limited to the Secretary and the absence of such attestation shall not affect the legal validity of any written contracts; and shall perform all other such duties as are incidental to his office and that may be specifically delegated to his office.
     Section 12. The Treasurer shall have custody of all monies and securities of the corporation, and he shall keep regular books of account and shall submit them, together with all his vouchers, receipts, records and other papers to the directors for their examination and approval as often as they may require. The Treasurer, or such other officer, if any, who has been designated as the chief financial officer by the Board of Directors, shall have the fiscal responsibility for the affairs of the corporation, including future operations, and shall from time to time propose or otherwise institute such fiscal policy as may be determined by the Board of Directors.
     Section 13. The duties of the Secretary or Treasurer or any part thereof may be from time to time delegated by the Secretary or Treasurer, with the consent of the Board of Directors, to an Assistant Secretary or Assistant Treasurer. The Assistant Secretary or Assistant Treasurer shall have the authority to perform such acts as may be delegated to him by the Secretary or Treasurer with the consent of the Board of Directors.
     Section 14. For their services, the Vice Chairman (if appointed), the Executive Vice President (if appointed), the Vice President(s), the Secretary, the Treasurer and the Assistant Secretary or Assistant Treasurer
(if appointed) shall each receive such salary and other compensation as may be fixed by the President, or, in his absence, by the directors.
     Section 15. As assigned and directed by the Board of Directors, the Vice President(s), the Secretary or the Treasurer shall perform those duties of the Chairman, the Vice Chairman (if appointed), the President or the Executive Vice President (if appointed) at such times as the Chairman, the
Vice Chairman (if appointed), the President or the Executive Vice President
(if appointed) is unable to perform the duties conferred upon him by reason of absence or inability or unfitness to carry out said duties.
     Section 16. Any officer with discretionary authority shall discharge his duties under that authority: (a) in good faith; (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (c) in a manner he reasonably believes to be in the best interests of the corporation.
     In discharging his duties any officer is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by: (a) one or more officers or employees of the corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or (b) legal counsel, public accountants or other persons as to matters the officer reasonably believes are within the person's professional or expert competence.
     Article VI. Indemnification of Directors,
     Officers Employees and Agents.
     Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indem-

nification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     Section 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1. and 2., or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
     Section 4. Any indemnification under Sections 1. and 2. (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met
the applicable standard of conduct set forth in Sections 1. and 2.   Such
determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to such action, suit or proceeding; or (b) if a quorum cannot be obtained under subsection
(a), by majority vote of a committee duly designated by the Board of Directors (in which designation the directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to such action, suit or proceeding; (c) by special legal counsel (i) selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b); or (ii) if a quorum of the Board of Directors cannot be obtained under subsection (a) and a committee cannot be designated under subsection (b), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (d) by the stockholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.
     Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(c) to select counsel.
     Section 5. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 4. Upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.
     Section 6. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him against the same liability under the preceding provisions of this Article.
     Section 7. The corporation shall have power to make any further indemnity, including advance of expenses to and to enter contracts of indemnity with any director, officer, employee or agent, before or after the event, except an indemnity against his gross negligence or willful misconduct. Any determination as to any further indemnity shall be made in accordance with
Section 4. of this Article. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such person.
     Section 8. The corporation shall have power to pay or reimburse expenses incurred by a director, officer, employee or agent in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.
     Section 9. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its disposition conferred in this Article (a) shall apply to acts or omissions antedating their adoption of this by-law; (b) shall be severable; (c) shall not be exclusive of any other rights to which those indemnified or to whom expenses are paid may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; (d) shall continue as to a person who has ceased to be such director, officer, employee or agent; and (e) shall inure to the benefit of the heirs, executors and administrators of such a person.
     Article VII. Dividends and Finance.
     Section 1. Dividends may be declared from time to time by resolution of the Board of Directors; but no dividends shall be paid if, after giving them effect, (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the corporation's total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.
     Section 2. The funds of the corporation shall be deposited in those depository institutions designated by the Board of Directors, and such funds may be withdrawn upon the chairman of the Board, President (if any), the Vice President(s), the Secretary or authority granted to some other the Treasurer, or by individual by the Chairman of the Board, the Vice Chairman of the Board, or the President or the Executive Vice President (if any) and one other officer of the corporation by appropriate notice directed to any such banking institution or trust company.
     Article VIII. Contracts and Loans.
     The Board of Directors may authorize any officer or officers, and any agent or agents to enter into any contract, make any loan or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to a specific instance.
     Article IX. Fiscal Year.
     The fiscal year of the corporation shall end on the 31st day of October in each year.
     Article X. Corporate Seal.
     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation,
the state of incorporation and the words "Corporate Seal."   The seal may be
used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Article XI. Waiver of Notice.
     Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of the Mississippi Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the date and time stated in the notice, and filed with the minutes or corporate records, shall be equivalent to the giving of such notice.
     Article XII. Transfer Agent.
     The Board of Directors shall be authorized, in its discretion, to contract with and employ a securities transfer agent, either within or without the State of Mississippi for the general purposes of issuing and cancelling stock and other security certificates of the corporation, of transfer
processing and of other related security services.   The services of any
security transfer agent, for which the Board may contract, may include, but not be limited to, all security processing, stockholder record-keeping, election processing, dividend payment, dividend reinvestment, tax information, notices and proxies, securities regulation reporting, and corporate
reorganization work related to securities.   Any transfer agent, if employed,
shall be authorized and empowered to affix official signatures and the seal of the corporation to stock and other security certificates by facsimile and to sign on its behalf any and all stock and other security certificates issued by the corporation.
     Article XIII. Amendments.
     These By-laws may be altered, amended or repealed or new By-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors. Any alteration, amendment or repeal of, or any addition to, these By-laws which affects classes of directors, the filling of vacancies on the Board of Directors, the removal of directors, super majority voting requirements, cumulative voting and classes of stock including preferences, limitations and relative rights thereof shall require an affirmative vote of two-thirds (2/3) or more of all the directors in office when the action is taken; provided that such two-thirds (2/3) vote shall not be required for any such alteration, amendment or repeal of, or any addition to, these By-laws at a time when no person, corporation or entity, other than a member of the Sanderson Family (as such term is defined in Article NINTH of the Articles of Incorporation), beneficially owns (as such term is defined in Article NINTH of the Articles of Incorporation) 20% or more of the outstanding shares of Common Stock of the corporation or 20% or more of the total voting power of the corporation entitled to vote on any such matter at a meeting of stockholders.